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This filing consists of the transcript of a conference call with investors held by Airvana, Inc. on December 18, 2009:
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FINAL TRANSCRIPT
AIRV — Airvana, Inc. to be Acquired by affiliates of S.A.C. Private Capital Group, LLC, GSO Capital Partners LP, Sankaty Advisors LLC and ZelnickMedia
Event Date/Time: Dec. 18. 2009 / 3:00 PM GMT
CORPORATE PARTICIPANTS
Jeff Glidden
Airvana, Inc. — VP, CFO
Randy Battat
Airvana, Inc. — President, CEO
CONFERENCE CALL PARTICIPANTS
Blair King
Avondale Partners — Analyst
Rich Valera
Needham & Company — Analyst
Catharine Trebnick
Avian Securities — Analyst
Amir Rozwadowski
Barclays Capital — Analyst
Sanjay Puri
Unterberg Capital — Analyst
Jeff Kvaal
Barclays Capital — Analyst
Ray Conley
Palo Alto Investors — Analyst
Michael Levitt
Chesapeake Partners — Analyst
Loren Cerf
Granite Capital — Analyst
Scott Mittleman
AM Investment Partners — Analyst
PRESENTATION
Operator
Good morning, everyone, and thank you for standing by. Today’s call is being recorded. (Operator Instructions). At this time for opening remarks and introductions I’d like to turn the call over to Airvana’s Chief Financial Officer, Jeff Glidden. Please go ahead, sir.

Jeff Glidden — Airvana, Inc. — VP, CFO
Good morning, and welcome to this morning’s conference call to announce the proposed acquisition of Airvana by a newly formed company to be owned by affiliates of S.A.C. Private Capital Group, GSO Capital Partners, Sankaty Advisors and ZelnickMedia. Before I begin let me remind you that certain statements made on today’s call regarding the proposed acquisition of Airvana constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forward-looking statements as a result of various important risk factors, including those discussed in this morning’s news release, a copy of which has been posted to the Investor Relations section of the Airvana website. Additional information concerning risk factors is included in our Form 10-K, which was filed by the Company with the SEC on February 24, 2009, and our other SEC filings. Any forward-looking statements represent only the Company’s views as of today, December 18, 2009. Airvana specifically disclaims any intention or obligation to update the forward-looking statements as a result of developments occurring after the date of this news release. In conjunction with today’s announcement, Airvana plans to file with the SEC, and mail to its stockholders, a proxy statement that will contain important information about the acquisition and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Airvana through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from Airvana, Inc. by contacting Airvana at 978-250-3000. I will now turn the call over to our CEO, Randy Battat, to provide an overview of the proposed transaction.
Randy Battat — Airvana, Inc. — President, CEO
Good morning. As noted in this morning’s news release, the transaction is valued at approximately $530 million. Under the terms of the agreement, Airvana’s shareholders will receive $7.65 cash in exchange for each share of Airvana common stock they own, representing a premium of approximately 23% over the closing share price on December 17, 2009. Certain members of management of Airvana, including me, your CEO, and founders Vedat Eyuboglu and Sanjeev Verma, will exchange a portion of their shares for an equity interest in the acquiring entity. Merle Gilmore, former President of Motorola’s Communications Enterprise, will serve as Chairman of the company following the closing of this transaction. I have known Merle Gilmore for more than 15 years and I worked with him at Motorola. The transaction has committed financing, consisting of a combination of equity to be provided by the investor group and debt financing led by GSO Capital Partners on behalf of the funds managed by it and its affiliates. The transaction was unanimously approved by Airvana’s Board of Directors with Sanjeev Verma and myself abstaining, and by a special committee of independent directors established to undertake a review of Airvana’s strategic alternatives. Completion of the transaction is subject to approval of Airvana’s shareholders, regulatory approvals and other closing conditions set forth in the merger agreement that we plan to file with the SEC later on today. The merger is expected to occur by the end of the first quarter of 2010.I would like to take this opportunity to thank Airvana’s Board of Directors, our management team and our outstanding group of talented employees for their dedication and commitment to our customers. This concludes this morning’s prepared remarks. And we now have time for a few questions.
QUESTIONS AND ANSWERS
Operator
(Operator Instructions). Blair King, Avondale Partners.
Blair King — Avondale Partners — Analyst
If you could, Jeff, comment on the valuation of the proposed transaction, that would be really helpful. And then two, if you could comment on when you think this deal could potentially close and if there is anybody else that could potentially disrupt the transaction?
Jeff Glidden — Airvana, Inc. — VP, CFO
Yes, Blair, thank you for your question. As Randy cited, the transaction is valued at $530 million, or $7.65 a share. It was — a special committee believes this transaction represents fair value for the company and is in the best interests of the shareholders. So that really is the only comments I could make on valuation. We do expect, through the process, to close this in the March timeframe. And at this juncture that is really — there will be additional information provided both in the filing of the agreement later today, as well as the proxy statement will give you significant additional information on it.
Operator
Rich Valera, Needham & Company.
Rich Valera — Needham & Company — Analyst
Congrats on the transaction. With respect to insiders, can you say if Matrix has approved the transaction? And could you remind us cumulatively what percent would be held by Matrix and all the insiders if they all voted for the transaction?

Jeff Glidden— Airvana, Inc. — VP, CFO
Rich, this is Jeff. All of the information, relevant information, relative to shareholders, will be in the proxy statement. I would just say that our shareholders and board members — first of all, shareholder votes will be forthcoming. Our board is recommending this as a vote for all of the shareholders.
Randy Battat — Airvana, Inc. — President, CEO
Yes, I mean, Rich, the only other thing I could add to that — good morning by the way — is Paul Ferri, as you know, is on our board of directors. And the special committee and the board approved this unanimously with the exception of Sanjeev and myself abstaining because we are involved with this. So, certainly, Paul is part of that.
Rich Valera — Needham & Company — Analyst
Great. And can you remind us, what percent, if you have that number off hand, the Matrix plus the other insiders hold of the company?
Randy Battat — Airvana, Inc. — President, CEO
I don’t have that number offhand, Rich.
Rich Valera — Needham & Company — Analyst
Yes, Okay.
Jeff Glidden — Airvana, Inc. — VP, CFO
Just for information, Rich, as of — and it is in the press release — as of December, 56% of the officers and directors — that would represent 56% of the stock.
Rich Valera — Needham & Company — Analyst
Great. And what is the threshold to approve the transaction?
Randy Battat — Airvana, Inc. — President, CEO
We are — I don’t have a specific number off the top of my head. I know — I expect we will have full support from the shareholders.
Operator
Catharine Trebnick, Avian Securities.
Catharine Trebnick — Avian Securities — Analyst
Congratulations and good morning. Okay, now, I know you are not clairvoyant but what would be the possibility of the private equity company coming in and perhaps splitting the femto assets from the EV-DO assets? And has there been any discussion on that at all at this point?
Randy Battat — Airvana, Inc. — President, CEO
You know, you are absolutely right about us not being clairvoyant.
Catharine Trebnick — Avian Securities — Analyst
I gave you an out on that. Sorry, Randy.
Randy Battat — Airvana, Inc. — President, CEO
I would have figured out another one anyway.
Catharine Trebnick — Avian Securities — Analyst
I know.
Jeff Glidden — Airvana, Inc. — VP, CFO
I think the key, Catharine, is we will continue to drive focus and drive on our EV-DO businesses as well as our femto businesses. At the present time, we do not expect any changes in the leadership or management of the team. And we will continue to drive hard and fast as we always do.
Catharine Trebnick — Avian Securities — Analyst
All right. Thank you.
Operator
Amir Rozwadowski, Barclays Capital.

Amir Rozwadowski — Barclays Capital — Analyst
Congratulations on the transaction. It seems in the press release there was a mention of a — a special committee was formed to evaluate strategic alternatives. I was wondering were there other strategic alternatives considered and this is the one that the board is now recommending? I don’t know if you can give us color on that.
Jeff Glidden — Airvana, Inc. — VP, CFO
So, all of that will be listed in the proxy statement, both the process and so forth, and that will be forthcoming. I would expect that proxy statement would be available within the next week or two.
Amir Rozwadowski — Barclays Capital — Analyst
Okay, okay. That is very helpful. Thank you very much, gentlemen, and once again, congratulations.
Operator
Sanjay Puri, Unterberg Capital.
Sanjay Puri — Unterberg Capital — Analyst
We look at Airvana’s business as kind of two distinct businesses, femto and EV-DO. And just looking at the EV-DO business on its own, according to our math and assuming moderate growth of 5% for the next few years, and then a gradual revenue decline and operating expenses basically staying at or near current levels, which is probably a bit aggressive and even using say a 10.5% discount rate; we come up with a value for the EV-DO business plus your current cash of $8.50 to $9.50 per share. And that is exclusive of your femto business. We think that the femto business itself is worth a multiple of your current share price. So I guess what I’m trying to get at here is can you help us and the rest of the shareholder base understand how you agreed to such a discounted share price? Or purchase price?
Jeff Glidden — Airvana, Inc. — VP, CFO
Well again Sanjay, thanks for the question. There will be a lot of information provided in the proxy statement, and I think I would just defer any of the specific questions until then. I will say based on a review of both the current business and the risk factors in the business, the special committee believes that the current transaction represents fair value and is in the best interests of the shareholders. So, again, there will be a additional information provided in the proxy and I could not make any other comments at this time.
Sanjay Puri — Unterberg Capital — Analyst
And did you guys say if this was a fully marketed transaction?
Jeff Glidden — Airvana, Inc. — VP, CFO
We did not make any additional comments. Again, all of that will be available — any information specific to that question would be available in the proxy.
Randy Battat — Airvana, Inc. — President, CEO
Yes, Sanjay, I think you will find the proxy has the appropriate detail about the process.
Operator
Jeff Kvaal, Barclays Capital.
Jeff Kvaal — Barclays Capital — Analyst
Randy, Jeff, I just wanted to know if you folks thought that you would be able to operate differently, strategically, in any way, invest more or less in certain areas in the new capital structure rather than the old? Should we expect a change of direction of any sort?
Randy Battat — Airvana, Inc. — President, CEO
Jeff, it is nice to hear your voice, first of all. We have not heard that for a while. And no, our game plan remains the same. We are focusing in the same strategy, EV-DO and femto, and executing it with the same intensity.
Jeff Kvaal — Barclays Capital — Analyst
Okay. Are there other new areas of opportunity that you might feel free to invest in?
Randy Battat — Airvana, Inc. — President, CEO
Our strategy has been at this point what we just talked about, those two main areas of focus. Always in time, other things pop up, but that is what we are focused on; those two things right now.
Jeff Kvaal — Barclays Capital — Analyst
Great. Congratulations.

Operator
Ray Conley, Palo Alto Investors.
Ray Conley — Palo Alto Investors — Analyst
Congratulations, Randy. Can you talk about conditions to closing in terms of any due diligence outs? And also if there is any I guess breakup fees if you get a higher offer?
Jeff Glidden — Airvana, Inc. — VP, CFO
Again, Ray, thanks for dialing in. All of those kinds of questions and materials will be again available in the proxy. The deal has been funded. I think it is — there is a set of closing conditions that you would both expect and understand and we would have regulatory approvals and other like process to go through. But I think it’s a fairly straightforward transaction and we would expect to close that in March.
Randy Battat — Airvana, Inc. — President, CEO
And, Jeff, correct me if I’m wrong, but I believe the definitive agreement is expected to be filed with the SEC within the next couple of days?
Jeff Glidden — Airvana, Inc. — VP, CFO
Yes, that will provide additional information on that.
Operator
Michael Levitt, Chesapeake Partners.
Michael Levitt — Chesapeake Partners — Analyst
Can you please tell me how much equity is being rolled from the management team and directors of the company?
Jeff Glidden — Airvana, Inc. — VP, CFO
Again, that information won’t be available today. That will be available in both the agreement and in the proxy statement. So when those are filed that information will be available to everyone.
Michael Levitt — Chesapeake Partners — Analyst
Got you. And in the aggregate, insiders control what percent of the company?
Jeff Glidden — Airvana, Inc. — VP, CFO
Right now, it is 56%.
Michael Levitt — Chesapeake Partners — Analyst
56%. And does this deal constitute a [1383] transaction?
Jeff Glidden — Airvana, Inc. — VP, CFO
I could not comment on that.
Randy Battat — Airvana, Inc. — President, CEO
The number sounds familiar but we should confirm that in conjunction with (multiple speakers)
Jeff Glidden — Airvana, Inc. — VP, CFO
(multiple speakers) We’ll defer that to our attorneys, okay?
Michael Levitt — Chesapeake Partners — Analyst
Whatever your lawyers told you?
Jeff Glidden — Airvana, Inc. — VP, CFO
Again, everything that is specific to the transaction will be embodied in both the agreement that we will file within the next day or so and in the proxy statement.
Michael Levitt — Chesapeake Partners — Analyst
Okay. Thank you.
Operator
[Loren Cerf], Granite Capital.

Loren Cerf — Granite Capital — Analyst
First I would like to congratulate the management team and the buyers for getting this deal on this transaction. My question is a follow-up to the last question from the Chesapeake folks. Matrix — will you allow them to roll into this transaction? And if they decide to roll into the transaction, at what point will they be allowed to make that decision, before or after the shareholder vote?
Jeff Glidden — Airvana, Inc. — VP, CFO
Again, I’m just going to comment or reiterate that all of that information specific to the transaction will be provided both through the agreement and through the proxy statement. So I could not make any additional comments at this time.
Loren Cerf — Granite Capital — Analyst
Is it your view that ex-cash that your EV-DO business is worth roughly $3.25 a share? Is that how you are valuing this business? Because we don’t quite understand why you would agree to such a price and why shareholders that were waiting to see if femtocell was going to be a success should be inclined to want to sell now as opposed to waiting to see the rollout of femtocell after through the next year or two?
Jeff Glidden — Airvana, Inc. — VP, CFO
Again, I would say the special committees reviewed the current business, the opportunities, the risks and believe this is a fair transaction for the company and in the best interests of the shareholders at this time.
Loren Cerf — Granite Capital — Analyst
Are you going to share with us what you’d think the risks were for the femtocell rollout in the proxy or can you share that with us at this time?
Jeff Glidden — Airvana, Inc. — VP, CFO
So I’d say a couple things. The risks in our business have been I think well-documented in prior SEC filings, and there will be additional restatement of those risks in the proxy as well. So I think it will be complete and balanced as well.
Loren Cerf — Granite Capital — Analyst
Thank you very much.
Operator
Scott Mittleman, AM Investment Partners.
Scott Mittleman — AM Investment Partners — Analyst
I just was curious if you could talk about the debt financing in a little more detail. GSO is the sole financier here? And is there any sort of range of interest rate on the debt that you guys are anticipating?
Jeff Glidden — Airvana, Inc. — VP, CFO
Again, all of the details for that information will be provided in the subsequent filings. And there are a number of parties that will participate in the debt and the equity. And, again, all that information will be available in the subsequent 8-K and proxy.
Scott Mittleman — AM Investment Partners — Analyst
And as part of that proxy or 8-K, are you going to put the debt commitment out to the public?
Jeff Glidden — Airvana, Inc. — VP, CFO
All of that will be disclosed in the combination of filings.
Scott Mittleman — AM Investment Partners — Analyst
All right, thank you. Very helpful.
Jeff Glidden — Airvana, Inc. — VP, CFO
All right. Great. I think that ends the question period.

Operator
Yes, Mr. Glidden. I’d like to turn the floor back over to you for closing remarks.
Jeff Glidden — Airvana, Inc. — VP, CFO
Okay. We would really like to thank everyone for participating today, and we look forward to continuing to give you updates on our business. And this now will conclude our call. Thank you very much.
Operator
This concludes our conference call. Thank you for joining us today.
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Forward-Looking Statements
Any statements in this document about future expectations, plans and prospects for Airvana, including statements about the expected timetable for consummation of the merger and its benefits, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements contain the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Airvana’s control. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the merger; uncertainties as to how Airvana stockholders will vote their shares with respect to the merger; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities, other business effects, including the effects of industry, economic or political conditions outside of Airvana’s control; transaction costs; actual or contingent liabilities; or other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by Airvana, including any expectation of earnings, revenues, billings or other financial items; development of femtocell alliances and shipments; statements related to Airvana’s relationship with Nortel Networks, Inc., or Nortel Networks, the effect of Nortel Networks’ bankruptcy or the sale of Nortel Networks’ CDMA business to Ericsson; any statements of the plans, strategies and objectives of management for future operations; factors that may affect Airvana’s operating results; statements concerning new products or services; statements related to future capital expenditures; statements related to future economic conditions or performance; statements as to industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing and other factors discussed in the “Risk Factors” section of Airvana’s Annual Report on Form 10-K for the year ended December 28, 2008, and other documents Airvana periodically files with the Securities and Exchange Commission. In addition, the forward-looking statements included in this document represent Airvana’s views as of the date of this document. Airvana anticipates that subsequent events and developments will cause its views to change. However, while Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this document.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
Airvana, Inc. plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Airvana, Inc., 72 Mobile Investors, LLC, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by 72 Mobile Investors, LLC and Airvana, Inc. through the web site maintained by the SEC at www.sec.gov.
In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Airvana, Inc. by contacting Investor Relations at (978) 250-3000. Airvana, Inc., its directors and executive officers may be deemed to be participants in the solicitation of proxies from Airvana, Inc.’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding Airvana, Inc.’s directors and executive officers is contained in Airvana, Inc.’s Annual Report on Form 10-K for the year ended December 28, 2008 and its proxy statement dated April 21, 2009, which are filed with the SEC. As of December 11, 2009, Airvana, Inc.’s directors and executive officers beneficially owned approximately 35,096,231 shares, or 56%, of Airvana, Inc.’s common stock. A more complete description will be available in the Proxy Statement.